Exhibit 32.3

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

     I, Steven J. Heyer, the Chief Executive Officer of Starwood Hotels & Resorts (“Starwood”), certify that (i) the Form 10-Q for the quarter ended September 30, 2004 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Starwood.

/s/ Steven J. Heyer
Steven J. Heyer
Chief Executive Officer
Starwood Hotels & Resorts

November 8, 2004